Exhibit 10.5

EXECUTION VERSION

THIRD TRUST ASSIGNMENT AND ASSUMPTION AGREEMENT (MSN 30241)

THIS THIRD TRUST ASSIGNMENT AND ASSUMPTION AGREEMENT (MSN 30241) (this “Assignment”) is dated as July 26, 2019 by and between SAPPHIRE FINANCE I HOLDING DESIGNATED ACTIVITY COMPANY, a designated activity company limited by shares existing under the laws of Ireland (“Assignor”), and CONTRAIL AVIATION LEASING, LLC, a limited liability company existing under the laws of the State of Wisconsin, United States of America (“Assignee”).

WITNESSETH:

WHEREAS, CIT Aerospace LLC and Wells Fargo Trust Company, National Association, not in its individual capacity but solely as owner trustee, as successor to Well Fargo Bank Northwest, National Association (“Owner Trustee”), are party to the Trust Agreement (Aircraft MSN 30241) dated as of August 22, 2016, as assigned by Trust Assignment and Assumption Agreement (MSN 30241) dated as of September 19, 2017 by and between CIT Aerospace LLC, as assignor, and CIT Aerospace International, as assignee, as further assigned by Second Trust Assignment and Assumption Agreement (MSN 30241) dated as of May 8, 2018 by and between CIT Aerospace International, as assignor, and Assignor, as assignee, as amended and restated by Amended and Restated Trust Agreement (Aircraft MSN 30241), dated as of May 8, 2018, between Assignor and Owner Trustee (collectively, the “Trust Agreement”). Except as otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Trust Agreement;

WHEREAS, Assignor desires to assign all of its rights, obligations and ownership in, to and under the Trust to Assignee; and

WHEREAS, Assignee desires to accept all of Assignor’s rights, obligations and ownership in, to and under the Trust.

NOW, THEREFORE, the undersigned, in consideration of the premises and the covenants and agreements contained herein, do hereby agree as follows:

1.     Assignment. As of, and with immediate effect from the time (the “Effective Time”) specified in a notice to be executed and delivered in the form set out in Schedule 1 hereto, the Assignor does hereby sell, convey, assign, transfer and set over unto Assignee, as of the date hereof, all of its present and future right, title and interest in, to and under the following (collectively, the “Assigned Rights”): (i) the Trust, (ii) the Trust Estate, and (iii) the Trust Agreement and any other contract, agreement, document or instrument relating to the Trust Estate by which Assignor is bound (collectively, the “Assigned Agreements”), and any proceeds therefrom. Assignor hereby transfers and delegates to Assignee all of Assignor’s obligations and liabilities as “Owner Participant” under the Assigned Agreements occurring from and after the date hereof (collectively, the “Assumed Obligations”).

2.     Assumption. As of the Effective Time the Assignee hereby: (a) accepts the assignment, transfer, conveyance and delegation set forth in Section 1 hereof; (b) from and after the date hereof, assumes and undertakes all of the Assumed Obligations; and (c) confirms that, from and after the date hereof, it shall be deemed a party to the Trust Agreement and each other Assigned Agreement, and shall be bound by all of the terms of each Assigned Agreement as if named therein.

3.     Release of Assignor. From and after the Effective Time, Assignor shall be released from all of its duties, obligations and liabilities under the Trust Agreement and the other Assigned Agreements.

4.     Amendment. As of the Effective Time the Trust Agreement is hereby amended and restated in the form as set forth in Schedule 2 hereto.

5.     Notice to Owner Trustee. By copy of this Assignment, Assignee hereby notifies Owner Trustee that the address for notices to the “Owner Participant” under the Trust Agreement shall henceforth be:

Address:	Contrail Aviation Leasing, LLC
435 Investment Court
Verona, Wisconsin 53593

Attention:	Joe Kuhn
Fax:	1+808-848-8101
Email:	joe@contrail.com

6.     Further Assurances. Assignor and Assignee each agree to execute and deliver such further documents, and to do such further things, as the other party may reasonably request, in order to more fully effect the transfer of the Assigned Rights and the Assumed Obligations pursuant to this Assignment.

7.     Binding Effect. This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

8.     Execution in Counterparts. This Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

9.     Agreement in Effect. Except as hereby amended, the Trust Agreement shall remain in full force and effect.

10.     Governing Law. THE VALIDITY, CONSTRUCTION AND ENFORCEMENT OF THIS ASSIGNMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF UTAH WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAW.

11.     Headings. The headings contained in this Assignment are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Assignment.

12.    Owner Trustee Authorization and Direction. Assignor and Assignee each authorizes and directs the Owner Trustee to execute and deliver this Assignment as provided below.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

-Signature Page-
Third Trust Assignment and Assumption Agreement
MSN 30241

In witness whereof, the parties hereto have executed this Notice the day and year first herein written.

SAPPHIRE FINANCE I HOLDING DESIGNATED ACTIVITY COMPANY, Assignor By: /s/ William Brennan Name: William Brennan Title: Director

-Signature Page-
Third Trust Assignment and Assumption Agreement MSN 30241

CONTRAIL AVIATION LEASING, LLC, as Assignee By: /s/ Joseph G. Kuhn Name: Joseph G. Kuhn Title: CEO

-Signature Page-
Third Trust Assignment and Assumption Agreement MSN 30241

THE UNDERSIGNED, WELLS FARGO TRUST COMPANY, N.A. (f/k/a WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, hereby confirms receipt of a copy of, and pursuant to Section 10.02 of the Trust Agreement hereby acknowledges and consents to the assignment and assumption pursuant to, the foregoing Third Trust Assignment and Assumption Agreement (MSN 30241):

WELLS FARGO TRUST COMPANY, N.A.

(f/k/a WELLS FARGO BANK NORTHWEST,

NATIONAL ASSOCIATION,

not in its individual capacity but as Owner Trustee

under the Trust Agreement

By: /s/ Hillary Pavia

Name: Hillary Pavia

Title: Vice President

-Signature Page-
Third Trust Assignment and Assumption Agreement MSN 30241

EFFECTIVE TIME NOTICE

SAPPHIRE FINANCE I HOLDING DESIGNATED ACTIVITY COMPANY (the “Assignor”) and CONTRAIL AVIATION LEASING, LLC (the “Assignee”) hereby agree as follows:

1.

This Effective Time Notice (this “Notice”) is entered into for purposes of the Third Trust Assignment and Assumption Agreement (MSN 30241) dated as of July 26, 2019 among the Assignor, the Assignee and the Owner Trustee (the “Agreement”).

2.	Terms used in this Notice shall have the meanings given them in the Agreement.

3.

The Assignor and the Assignee each confirms that the assignment and assumption contemplated in the Agreement has occurred and the Effective Time is 3:30 p.m. EST this 26th day of July 2019 and at the time specified below the Airframe and Engines were in the location(s) specified below:

Aircraft/Engines	Location
Airframe MSN 30241	Minneapolis-Saint Paul International Airport, Minnesota
Engine ESN 889727	Minneapolis-Saint Paul International Airport, Minnesota
Engine ESN 889728	Minneapolis-Saint Paul International Airport, Minnesota

[Signature Pages Follow]

[Third Trust Assignment and Assumption Agreement (MSN 30241)]

In witness whereof, the parties hereto have executed this Notice the day and year first herein written.

SAPPHIRE FINANCE I HOLDING DESIGNATED ACTIVITY COMPANY By: /s/ William Brennan Name: William Brennan Title: Director

[Third Trust Assignment and Assumption Agreement (MSN 30241)]

CONTRAIL AVIATION LEASING, LLC By: /s/ Joseph G. Kuhn Name: Joseph G. Kuhn Title: CEO

[Third Trust Assignment and Assumption Agreement (MSN 30241)]

THE UNDERSIGNED, WELLS FARGO TRUST COMPANY, NATIONAL ASSOCIATION, hereby confirms receipt of a copy of this Effective Time Notice:

WELLS FARGO TRUST COMPANY,

NATIONAL ASSOCIATION, in its individual

capacity and, with respect to the Trust Agreement,

as Owner Trustee under the

Trust Agreement

By: /s/ Hillary Pavia

Name: Hillary Pavia

Title: Vice President

[Third Trust Assignment and Assumption Agreement (MSN 30241)]

SCHEDULE 2

AMENDED AND RESTATED TRUST AGREEMENT

[Third Trust Assignment and Assumption Agreement (MSN 30241)]

EXECUTION COPY

AMENDED AND RESTATED TRUST AGREEMENT (AIRCRAFT MSN 30241)

THIS AMENDED AND RESTATED TRUST AGREEMENT (MSN 30241) dated as of July 26, 2019 (the “Agreement”), by and between CONTRAIL AVIATION LEASING, LLC, a limited liability company formed under the laws of the State of Wisconsin (“Owner Participant”), and WELLS FARGO TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as successor to Wells Fargo Bank Northwest, National Association (“Owner Trustee”);

WITNESSETH:

WHEREAS, CIT Aerospace LLC, as trustor (“Trustor”) and Owner Trustee entered into the Trust Agreement (Aircraft MSN 30241), dated as of August 22, 2016, (i) as assigned by Trust Assignment and Assumption Agreement (MSN 30241), dated as of September 19, 2017, by and between Trustor, as assignor and CIT Aerospace International, as assignee (“Prior Owner Participant”); (ii) as assigned by Second Trust Assignment and Assumption Agreement (MSN 30241), dated as of May 8, 2018, by and between Prior Owner Participant, as assignor and Sapphire Finance I Holding Designated Activity Company, as assignee (“Existing Owner Participant”); (iii) as amended and restated by Amended and Restated Trust Agreement (Aircraft MSN 30241), dated as of May 8, 2018, between Existing Owner Participant and Owner Trustee; and (iv) as assigned by Third Trust Assignment and Assumption Agreement (MSN 30241), dated as of July 26, 2019, by and between Existing Owner Participant, as assignor and Owner Participant, as assignee (collectively, the “Existing Trust Agreement”), that created a trust (the “Trust”) in order that the Owner Trustee may hold title to the Aircraft until such time as Owner Participant directs the Owner Trustee to distribute the Aircraft in accordance with Owner Participant’s written instructions; and

WHEREAS, Trustor has caused title to the Aircraft (as hereinafter defined) to be conveyed to Owner Trustee;

WHEREAS, Trustor desired to create the Trust and contribute the Aircraft thereto in order to ensure the eligibility of the Aircraft for United States registration with the Federal Aviation Administration (the “FAA”);

WHEREAS, the Existing Trust Agreement is being amended and restated in its entirety to create a Trust in order that the Owner Trustee may hold title to the Aircraft until such time as Owner Participant directs the Owner Trustee to distribute the Aircraft in accordance with Owner Participant’s written instructions; and

WHEREAS, Owner Trustee has accepted the trusts as herein provided;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Owner Participant and Owner Trustee agree as follows:

[Third Trust Assignment and Assumption Agreement (MSN 30241)]

ARTICLE 1

DEFINITIONS

Capitalized terms used in this Agreement shall have the respective meanings assigned thereto below, unless such terms are otherwise defined herein or the context hereof shall otherwise require. The terms “hereof”, “herein”, “hereunder” and comparable terms refer to this Agreement, as amended, modified or supplemented from time to time, and not to any particular portion hereof. References in this Agreement to sections, paragraphs and clauses are to sections, paragraphs and clauses in this Agreement unless otherwise indicated.

“Affidavit” means the Affidavit of Owner Trustee pursuant to Section 47.7(c)(2)(iii) of Part 47 of the Federal Aviation Regulations.

“Aircraft” means the Boeing model 737-73V Aircraft, serial number 30241, FAA Registration Number N710SY, together with the two (2) CFM International, Inc. CFM56-7B20 engines, bearing manufacturer’s serial numbers 889727 and 889728, which were transferred to the Owner Trustee in trust under the Existing Trust Agreement.

“Aircraft Registration Application” means AC Form 8050-1 Aircraft Registration Application by Owner Trustee covering the Aircraft.

“Citizen of the United States” means “citizen of the United States” as that term is defined in Section 40102(a)(15) of Title 49 of the United States Code.

“FAA” means the Federal Aviation Administration of the United States or any Government Entity succeeding to the functions of such Federal Aviation Administration.

“FAA Bill of Sale” means an AC Form 8050-2 Bill of Sale for the Aircraft from Trustor to Owner Trustee.

“Lessee” means any lessee under any Lease.

“Lease” means any agreement (including an Operating Agreement) from time to time entered into by Owner Trustee and Lessee that transfers the right to possess, use and operate the Aircraft to such Lessee.

“Person” means any individual, corporation, partnership, joint venture, association, company, trust, non-incorporated organization, business other entity or institution, but not including government or any agency or political subdivision thereof.

“Operating Agreement” means any agreement (including a Lease) that transfers the right to possess, use and operate the Aircraft from the Owner Trustee to the Owner Participant.

[Third Trust Assignment and Assumption Agreement (MSN 30241)]

“Trust Estate” means all estate, right, title and interest of Owner Trustee in and to the Aircraft, any Lease, the Warranty Bill of Sale and the FAA Bill of Sale, including, without limitation, all amounts of the rentals, security deposit, maintenance reserve payments, utilization rent, supplemental rent, casualty proceeds, use fees, sale proceeds and engine revenues under any Lease, insurance proceeds (other than insurance proceeds payable to or for the benefit of Owner Trustee, for its own account or in its individual capacity, or Owner Participant), any agreement with the manufacturer of such Aircraft (or engines) each predecessor owner (other than the manufacturer of such Aircraft) and immediately succeeding owner up to and including the Owner Participant or any repair vendor with respect to warranty rights and interests insofar as they relate to the Aircraft and expenses, guarantee payments, fees, premium and requisition payments, indemnity, damage or other payments or proceeds of any kind for or with respect to the Aircraft, any Lease or any other documents related thereto, payable to, or received by or for the account of the Owner Trustee (other than amounts owing to Owner Trustee, for its own account or in its individual capacity, Owner Participant or any Lessee of the Aircraft) and all payments, proceeds and income of the foregoing or related thereto.

“Warranty Bill of Sale” means a full warranty bill of sale for the Aircraft, executed by Trustor in favor of Owner Trustee and specifically referring to each engine installed on the Aircraft.

ARTICLE 2

CREATION OF TRUST

Section 2.01 Transfer of Control. Trustor has caused title to the Aircraft to be conveyed to Owner Trustee.

Section 2.02 Acceptance and Declaration of Trust. Owner Trustee confirms that it has accepted the Trust created hereby, and declares that it will hold the Trust Estate upon the trusts hereinafter set forth for the use and benefit of Owner Participant, in accordance with and subject to all of the terms and conditions contained in this Agreement, and agrees to perform the same, including without limitation the actions specified in Section 4.01 hereof, and agrees to receive and disburse all moneys constituting part of the Trust Estate, all in accordance with the terms hereof.

Section 2.03 Name of Trust. The Trust governed by this instrument shall be known as, and is named, the “Aircraft MSN 30241 Trust”.

ARTICLE 3

THE OWNER TRUSTEE

Section 3.01 Status. Owner Trustee hereby represents and warrants that it is a Citizen of the United States.

[Third Trust Assignment and Assumption Agreement (MSN 30241)]

Section 3.02 Removal. Owner Trustee may be removed at any time, but for cause only, by a written instrument or instruments signed by an authorized person or persons, subject to the regulatory limitation that non-U.S. citizens not hold more than 25 percent of the aggregate power to remove a trustee. For purposes of this Section, “for cause”, may include willful misconduct or gross negligence, but “for cause” will not include the refusal of Owner Trustee to act or refrain from acting in a manner that (1) would violate the laws, regulations, court orders, or lawful directions of a government agency; (2) is outside the scope of Owner Trustee’s authority; (3) is contrary to its obligations under this Agreement; or (4) is the subject of a mere disagreement between Owner Trustee and Owner Participant. Such removal shall take effect immediately upon the appointment of a successor Owner Trustee pursuant to Section 3.04, whereupon all powers, rights and obligations of the removed Owner Trustee under this Agreement (except the rights set forth in Section 3.08) shall cease and terminate. Without any affirmative action by Owner Participant, any Owner Trustee shall cease immediately to be an Owner Trustee at such time as it ceases to be a Citizen of the United States or at such time as it for any reason is not free from control by Owner Participant as described in Article 9, and shall give immediate notice thereof to Owner Participant. Any Owner Trustee shall also give Owner Participant notice of a possible change of citizenship at the later of (i) 90 days prior to a change in citizenship and (ii) actual knowledge by Owner Trustee that such a change in citizenship is probable.

Section 3.03 Resignation. Owner Trustee may resign at any time upon giving 30 days prior written notice of such resignation to Owner Participant. Such resignation shall take effect only upon the appointment of a successor Owner Trustee pursuant to Section 3.04, whereupon all powers, rights and obligations of the resigning Owner Trustee under this Agreement (except the rights set forth in Section 3.08) shall cease and terminate.

Section 3.04 Successor Owner Trustee. Promptly upon receipt of a notice of resignation from the Owner Trustee in accordance with Section 3.03, a successor trustee shall be appointed by a written instrument signed by a duly authorized officer of Owner Participant and the successor trustee shall execute and deliver to the predecessor Owner Trustee an instrument accepting such appointment. Such successor trustee shall be a Citizen of the United States and shall assume all powers, rights and obligations of such Owner Trustee hereunder immediately upon the resignation of such Owner Trustee becoming effective. Such successor, concurrently with such appointment, shall file an Affidavit with the FAA and all other documents then required by law to be filed in connection therewith. If the Owner Participant shall not have so appointed a successor Owner Trustee within 30 days after such resignation or removal, the Owner Trustee may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor or successors shall have been appointed by the Owner Participant as above provided and all fees, costs, and expenses incurred by Owner Trustee in connection with such action shall be subject to reimbursement and lien as set forth in Section 3.08. Any successor Owner Trustee so appointed shall immediately and without further act be superseded by any successor Owner Trustee appointed by the Owner Participant as above provided.

Section 3.05 Merger. Any corporation into which Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Owner Trustee shall be a party, or any corporation to which substantially all the corporate trust business of Owner Trustee may be transferred, shall, subject to the terms of Section 3.04, be Owner Trustee without further act.

[Third Trust Assignment and Assumption Agreement (MSN 30241)]

Section 3.06 Tax Returns; Income Tax Withholding and Reporting. The Owner Trustee shall keep all appropriate books and records relating to the receipt and disbursement by it of all monies under this Agreement or any agreement contemplated hereby. The Owner Participant will prepare all tax returns required to be filed with respect to the trust hereby and the Owner Trustee, upon request, will furnish the Owner Participant with all such information as may be reasonably required from the Owner Trustee in connection with the preparation of such tax returns. The Owner Trustee will execute and file the tax returns as prepared by the Owner Participant. Owner Participant agrees to provide to Owner Trustee, upon request, documents and information necessary to determine whether any tax or withholding obligations apply to any distributions hereunder, including appropriate forms W-9 or W-8 and such other forms and documents that the Owner Trustee may request. Owner Participant acknowledges and agrees that Owner Trustee may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any distribution hereunder if required by law. To the extent that Owner Trustee becomes liable for the payment of any taxes in respect of any payment received by Owner Trustee or income thereon, Owner Participant shall pay such amounts to Owner Trustee on demand. Owner Participant shall indemnify, defend and hold the Owner Trustee harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Owner Trustee on or with respect to any payments received by Owner Trustee hereunder and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Owner Trustee.

Section 3.07 Vacancies. If any vacancy shall occur in the position of Owner Trustee for any reason, including, without limitation, removal, resignation, loss of United States citizenship or the inability or refusal of such Owner Trustee to act as Owner Trustee, the vacancy shall be filled in accordance with Section 3.04.

Section 3.08 Fees; Compensation. The Owner Trustee shall receive from the Owner Participant as compensation for the Owner Trustee’s services hereunder such fees as may heretofore and from time to time hereafter be agreed upon by the Owner Trustee and the Owner Participant and shall be reimbursed by the Owner Participant for all reasonable costs and expenses incurred or made by it in accordance with any of the provisions of this Agreement. If an event of default under any Lease shall occur, the Owner Trustee shall be entitled to receive reasonable compensation for its additional responsibilities, and payment or reimbursement for its expenses. Owner Trustee shall have a lien on the Trust Estate, prior to any interest therein of the Owner Participant, to secure payment of such fees and expenses.

Section 3.09 No Duties. Owner Trustee shall not have any duty (i) to see to any insurance on the Aircraft or maintain any such insurance, (ii) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, the Aircraft (provided, however, that Owner Trustee shall not create, permit or suffer to exist any lien or encumbrance on any part of the Aircraft which results from claims against Owner Trustee unrelated to its capacity as Owner Trustee hereunder), (iii) to confirm or verify any notices or reports, (iv) to inspect the Aircraft at any time or ascertain the performance or observance by either of any Lessee or Owner Participant of its covenants under any Lease, or (v) except as set forth herein, to see to any recording or see to the maintenance of any such recording or filing with the FAA or other government agency.

[Third Trust Assignment and Assumption Agreement (MSN 30241)]

Section 3.10 Status of Moneys Received. All moneys received by Owner Trustee under or pursuant to any provisions of this Agreement shall constitute trust funds for the purpose for which they are paid or held, and shall be segregated from any other moneys and deposited by Owner Trustee under such conditions as may be prescribed or permitted by law for trust funds.

Section 3.11 Owner Trustee May Rely. Owner Trustee shall not incur any liability to anyone in acting or refraining from acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties, and the Owner Trustee need not investigate, re-calculate, evaluate, verify, or independently determine the accuracy of any information, statement, representation or warranty or any fact or matter stated in any such document. As to any fact or matter, the manner or ascertainment of which is not specifically described herein, Owner Trustee may for all purposes hereof request and rely on a certificate, signed by or on behalf of the party executing such certificate, as to such fact or matter, and such certificate shall constitute full protection of Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the Trust, Owner Trustee may, at the reasonable cost and expense of Owner Participant, employ or seek advice of counsel, agents, accountants and other skilled persons to be selected and employed by them, and Owner Trustee shall not be liable for the negligence or misconduct of any such persons, or be liable for anything done, suffered or omitted in good faith by Owner Trustee in accordance with the actions, advice or opinion of any such counsel, accountants or other skilled persons. In all events, Owner Trustee shall have no liability for any action taken or not taken or for any error in judgment made in good faith by Owner Trustee, and in no event shall Owner Trustee be liable for the acts or omissions of Owner Participant or any Lessee.

Section 3.12 Owner Trustee Acts as Trustee. In accepting the Trust, Owner Trustee acts solely as trustee hereunder and not in any individual capacity (except as otherwise expressly provided in this Agreement or any Lease), and all persons other than Owner Participant having any claim against the Owner Trustee by reason of the transactions contemplated hereby shall not have any recourse to Owner Trustee in its individual capacity.

Section 3.13 No Expenses for Owner Trustee. Owner Trustee shall not have any obligation by virtue of this Agreement to expend or risk any of its own funds, or to take any action which could, in the reasonable opinion of Owner Trustee, result in any cost or expense being incurred by Owner Trustee. Owner Trustee shall not be required to take any action or refrain from taking any action under this Agreement unless it shall have been directed and indemnified by Owner Participant in a manner and form satisfactory to Owner Trustee against any liability, cost or expense (including reasonable attorneys' fees) which may be incurred in connection therewith. No provisions of this Agreement shall be deemed to impose any duty on Owner Trustee to take any action if Owner Trustee shall have been advised by counsel that such action would expose it to personal liability, is contrary to the terms hereof or is contrary to law.

[Third Trust Assignment and Assumption Agreement (MSN 30241)]

Section 3.14 Notice of Event of Default; Knowledge. In the event that a responsible officer in the Corporate Trust Department of the Owner Trustee shall have actual knowledge of a default or an event of default under any Lease, the Owner Trustee shall give or cause to be given prompt notice of such default or event of default to the Owner Participant. The Owner Trustee shall take such action with respect to such default or event of default as shall be specified in written instructions from the Owner Participant. For all purposes of this Agreement and any Lease, in the absence of actual knowledge of a responsible officer in the Corporate Trust Department of the Owner Trustee, the Owner Trustee shall not be deemed to have knowledge of a default or event of default, or required to act based on, any event, report, information, default, or event of default unless notified in writing by the Owner Participant and shall have no duty to take any action to determine whether any default or event of default has occurred. Any notice or knowledge received by Owner Trustee in connection with this Agreement or the performance of Owner Trustee’s duties and responsibilities under this Agreement shall not be attributed or imputed to Wells Fargo Trust Company, N.A., or any affiliate, division or line of business of Wells Fargo Trust Company, N.A. in any other capacity, function or relationship, and any notice or knowledge received by Wells Fargo Trust Company, N.A., or any affiliate, division or line of business of Wells Fargo Trust Company N.A. in any other capacity, function or relationship, shall not be attributable or imputed to Owner Trustee in connection with this Agreement, or the performance of Owner Trustee’s duties and responsibilities under this Agreement. Receipt or delivery by Owner Trustee of any information or report provided to Owner Trustee or otherwise publicly available shall not constitute actual or constructive notice or knowledge to Owner Trustee of the contents of such report or information, absent an express contractual provision requiring Owner Trustee to review the contents of such report.

Section 3.15 Certain Duties and Responsibilities of Owner Trustee.

(a)     Owner Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and in any Lease or Operating Agreement and no implied duties, covenants or obligations shall be read into this Agreement or any Lease or Operating Agreement against Owner Trustee and any discretionary or permissive right or privilege afforded Owner Trustee in this Agreement or in any Lease or Operating Agreement shall not be construed as creating any duty on the part of Owner Trustee. Owner Trustee agrees that it will deal with the Aircraft or any other part of the Trust Estate in accordance with the terms of this Agreement and any Lease or Operating Agreement.

(b)     Whether or not herein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to Owner Trustee shall be subject to the provisions of this Section 3.15.

Section 3.16 No Representations or Warranties as to the Aircraft or Documents. OWNER TRUSTEE MAKES (i) NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE AIRCRAFT OR AS TO THE TITLE THERETO, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE AIRCRAFT WHATSOEVER, except that Wells Fargo Trust Company, National Association, in its individual capacity warrants that on the date on which the Aircraft was transferred to the Trust contemplated by the Existing Trust Agreement, Owner Trustee received whatever title was conveyed to it, and (ii) no other representations or warranties are made by the Owner Trustee other than to the extent expressly made herein by Owner Trustee, except that each party hereto hereby represents and warrants that it has full right, power and authority to enter into, execute, deliver and perform this Agreement and that this Agreement constitutes the legal, valid and binding obligation of each party hereto.

[Third Trust Assignment and Assumption Agreement (MSN 30241)]

Section 3.17 No Limitation of Regulatory Obligations. None of the provisions in this Section 3 are intended to alter the Owner Trustee’s duties under applicable Federal Aviation Regulations as the registered owner of the Aircraft.

ARTICLE 4

THE TRUST ESTATE

Section 4.01 Authorization and Direction to Owner Trustee. Owner Participant hereby authorizes and directs Owner Trustee, not individually but solely as Owner Trustee hereunder, and Owner Trustee covenants and agrees:

(a)      to execute and deliver each agreement, instrument or document to which Owner Trustee is a party in the respective forms thereof in which delivered from time to time by Owner Participant for execution and delivery and, subject to the terms hereof, to exercise its rights and perform its duties under any Lease in accordance with the terms thereof, including without limitation, accepting title to, and delivery of, the Aircraft and leasing the Aircraft to any Lessee or, subject to the provisions of Section 7 hereof, distributing the Aircraft to Owner Participant pursuant to the specific written instruction of Owner Participant;

(b)     to effect and maintain the registration of the Aircraft with the FAA by duly executing and filing or causing to be filed with the FAA (i) the Aircraft Registration Application, (ii) the Affidavit, (iii) the FAA Bill of Sale, (iv) an executed counterpart of this Agreement, and (v) any other document or instrument required therefor;

(c)       to execute and deliver each other document referred to in any Lease or which Owner Trustee is required to deliver pursuant to any Lease or this Agreement; and

(d)       subject to the terms of this Agreement, to perform the obligations and duties and exercise the rights of Owner Trustee under any Lease.

(e)      upon request by FAA, and with the cooperation of Owner Participant, to provide the FAA with the following information in an expeditious manner (generally within two (2) business days of the request or immediately in an emergency identified by the FAA): (i) the identity and contact information (address, phone number, email) of person or entity normally operating, or maintaining the operations of the Aircraft; (ii) where that person or entity resides or is incorporated and has its principal place of business; (iii) the location of the aircraft maintenance and other records; and; (iv) where the Aircraft is normally based and operated.

[Third Trust Assignment and Assumption Agreement (MSN 30241)]

(f)      upon request by FAA, and with the cooperation of Owner Participant, to provide the FAA with the following information in an expeditious manner (generally within five (5) business days of the request or immediately in an emergency identified by the FAA): (i) information about the operator, crew (names and pilot certificate numbers) and aircraft operations on specific dates; (ii) information about where the Aircraft will be on a specific date in the future and (iii) maintenance and other aircraft records.

(g)       to immediately forward all applicable FAA airworthiness directives to the Owner Participant, Lessee, and Operator, as applicable, by the most expeditious means available.

(h)       to notify the FAA Aircraft Registry by the most expeditious means available of the Owner Trustee’s resignation under Section 3.03, Resignation, or removal under Section 3.02, Removal, or of the termination of the Trust under Section 7.01, Termination Date.

(i)       to permit the inspection of the Aircraft and/or records by the FAA or any other duly authorized representatives of the U.S. or of the government of the country where it is based or operated, when an appropriate request is made by the FAA or other governmental entity entitled to inspect the aircraft and/or records.

(j)       Wells Fargo Trust Company, National Association shall have no liability in its individual capacity under this Section 4.01 except to the extent, and solely to the extent, that any failure to comply with any provision of this Section 4.01 is solely attributable to the gross negligence or willful misconduct of Wells Fargo Trust Company, National Association in its capacity as Owner Trustee. Under no circumstance shall Wells Fargo Trust Company, National Association in its individual capacity be liable to the Owner Participant under this Section 4.01, or any other provision of this Agreement, if any failure to comply with the requirements of this Section 4.01 or any other provision of this Agreement is caused by or is otherwise attributable to any action or inaction (whether or not performed in a timely manner) of any other Person (including the Owner Participant). Under no circumstances shall Wells Fargo Trust Company, National Association, in its individual capacity, be liable to any Person (other than the Owner Participant as expressly provided in this Section 4.01) for any breach of, or failure to comply with, the terms of this Section 4.01.

Section 4.02 Supplier Warranties. Trustor has assigned to Owner Trustee any and all warranties and indemnities of, and other claims against, any supplier relating to the Aircraft.

Section 4.03 Advances by Owner Participant. Owner Participant shall make advances to Owner Trustee in such amounts and at such times as may be necessary to permit Owner Trustee to satisfy its obligations under any Lease and this Trust Agreement.

Section 4.04 Owner Participant’s Duties. Owner Participant hereby covenants and agrees:

(a)       upon a request by the FAA for information related to the Aircraft and the operation of the Aircraft that the FAA is legally entitled to receive from an owner or operator of an aircraft, which is issued to Owner Trustee (and forwarded by Owner Trustee to Owner Participant), as the case may be, to provide as expeditiously as reasonably practicable to Owner Trustee or the FAA, as the case may be, with all such requested information to the extent that Owner Participant has such information or actually receives such information from the operator or from any other source, including, if applicable, (i) information in relation to the operation, maintenance, location or base of operation of the Aircraft, and (ii) contact information of (x) the operator of the Aircraft and (y) any other person to whom the FAA may look to gather information related to crew members for the Aircraft, the Aircraft’s operations on specific dates, the location of the Aircraft, and maintenance and other aircraft records for the Aircraft;

[Third Trust Assignment and Assumption Agreement (MSN 30241)]

(b)     without limiting the provisions of Article 10, in connection with any transfer of Owner Participant’s beneficial interest in the Trust (other than a collateral assignment thereof), to provide Owner Trustee the identity and contact information with respect to the new Owner Participant and to update the operator information provided pursuant to Section 4.04(c) and 4.04(d) to the extent Owner Participant has such information or actually receives such information from the operator or from any other source;

(c)       to provide as expeditiously as possible to Owner Trustee, in response to a request by the Owner Trustee, the identity and contact information for the operator of the Aircraft under any Lease or Operating Agreement or bailment agreement entered into from time to time by Owner Participant, or any lease, bailment, or other arrangement entered into from time to time by a third party, whether or not at Owner Participant’s direction.

(d)       without limiting the provisions of Article 10, to require that any Lease, Operating Agreement, bailment, or similar arrangement transferring possession and operational control of the Aircraft provide the following or similar provisions to the same effect:

(i)     that all further transfers of the rights to possession and operational control of the Aircraft to a transferee must be in writing; provide the identity and contact information about the transferee; and the transferee’s assurance that if and when the transferee is notified that the Owner Trustee has made a request, to promptly provide information related to crewmembers of the Aircraft and the Aircraft's operations on specific dates, the location of the Aircraft, and the maintenance and other aircraft records for the Aircraft;

(ii)    that each such further transferee or operator (x) shall provide its reasonable cooperation to Owner Trustee, Owner Participant and the FAA in an expeditious manner with respect to any request from the FAA or other applicable governmental entity for information and access to records of the Aircraft which it is legally entitled to receive, and (y) shall authorize the FAA or any other duly authorized air authority representatives of the U.S. or the government where it is habitually based or operated, upon any request which the FAA or such other governmental entity is legally entitled to make under law applicable to such transferee or operator of the Aircraft, to inspect the Aircraft; and

[Third Trust Assignment and Assumption Agreement (MSN 30241)]

(iii)   that each such further transferee or operator agrees that the above- referenced information and inspection requirements would be made and agreed in all subsequent or downstream leases, operating agreements and bailment agreements thereby requiring each such subsequent transferee or operator to provide such contact information in the event that there has been a transfer of possession and operation to another party, to update such information when any changes occur, and to promptly confirm such information at any time upon request by Owner Trustee or Owner Participant, to provide its reasonable cooperation to Owner Trustee, Owner Participant and the FAA in an expeditious manner with respect to any request from the FAA or other applicable governmental entity for information and access to records of the Aircraft which it is legally entitled to receive made pursuant to existing regulations and policies, and (z) to authorize the FAA or such other governmental entity to inspect the Aircraft to the extent that it is legally entitled to make such request under law applicable to Owner Trustee, Owner Participant, the relevant counterparty to any such subsequent or downstream agreement or the Aircraft.

ARTICLE 5

DISTRIBUTIONS

Section 5.01 Receipts. Except as otherwise provided in this Agreement, any payment received by Owner Trustee for which provision as to the application thereof is made in any Lease shall be applied promptly to the purpose for which such payment shall have been made in accordance with the terms of such Lease; and any payment received by Owner Trustee for which no provision as to the application thereof is made in any Lease or in this Article 5 shall, unless Owner Participant shall have otherwise instructed Owner Trustee in writing, be distributed promptly to Owner Participant.

Section 5.02 Manner of Making Distributions. Owner Trustee shall make all distributions to Owner Participant under this Agreement and any Lease promptly upon the receipt of proceeds available for distribution, but shall not be obligated to make any distributions until the funds therefor have been received by Owner Trustee. All distributions to Owner Participant hereunder shall be made to such account and in such manner as Owner Participant shall from time to time direct in writing.

[Third Trust Assignment and Assumption Agreement (MSN 30241)]

ARTICLE 6

INDEMNIFICATION OF OWNER TRUSTEE BY OWNER PARTICIPANT

Section 6.01 Indemnification. Owner Participant hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless Wells Fargo Trust Company, National Association, in its individual capacity and its successors, assigns, legal representatives, agents and servants, from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by Wells Fargo Trust Company, National Association in its individual capacity on or measured by any compensation received by Wells Fargo Trust Company, National Association in its individual capacity for its services hereunder), claims, actions, suits, costs, expenses or disbursements (including, without limitation, reasonable ongoing fees of Owner Trustee and reasonable attorneys' fees and expenses and court costs or losses incurred in connection with a successful defense, in whole or in part, of any claim that Wells Fargo breached its standard of care) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Wells Fargo Trust Company, National Association in its individual capacity (whether or not also indemnified against by a Lessee under any Lease or also indemnified against by any other person) in any way relating to or arising out of this Agreement or any Lease or the enforcement of any of the terms hereof or thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, nonacceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of the Aircraft (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Trust Estate or the action or inaction of Owner Trustee or Wells Fargo Trust Company, National Association in its individual capacity hereunder, except (a) in the case of willful misconduct or gross negligence on the part of Owner Trustee or Wells Fargo Trust Company, National Association in its individual capacity in the performance or nonperformance of its duties hereunder, as determined by a court of competent jurisdiction, or (b) those resulting from the inaccuracy of any express representation or warranty of Wells Fargo Trust Company, National Association in its individual capacity (or from the failure of Wells Fargo Trust Company, National Association in its individual capacity to perform any of its covenants) contained in this Agreement or any Lease, or (c) in the case of the failure to use ordinary care on the part of Owner Trustee or Wells Fargo Trust Company, National Association in its individual capacity in the disbursement of funds. The indemnities contained in this Article 6 extend to Wells Fargo Trust Company, National Association only in its individual capacity and shall not be construed as indemnities of the Trust Estate. The Indemnities contained in this Article 6 shall survive the assignment or termination of this Agreement and/or in the resignation or removal of Owner Trustee. In addition, and to secure the foregoing indemnities, Owner Trustee shall have a lien on the Trust Estate, which shall be prior to any interest therein of Owner Participant.

Section 6.02 Consequential Damages. Notwithstanding anything in this Agreement to the contrary, in no event shall Owner Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits) even if Owner Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

ARTICLE 7

TERMINATION

Section 7.01 Termination Date. The Trust shall terminate without any notice or other action of Owner Trustee upon the earlier of (a) such date as may be directed by Owner Participant and the sale or other final disposition by the Owner Trustee of all property constituting the Trust Estate or (b) twenty one years less one day after the earliest execution of this Trust Agreement by any party hereto.

[Third Trust Assignment and Assumption Agreement (MSN 30241)]

Section 7.02 Distribution of Trust Estate Upon Termination. Upon any termination of the Trust pursuant to the provisions of Section 7.01 hereof, Owner Trustee shall convey the Trust Estate to Owner Participant or its nominee.

ARTICLE 8

MISCELLANEOUS

Section 8.01 Nature of Title of Owner Participant. Owner Participant shall not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of the right, title and interest of Owner Participant in and to the Trust Estate or the trusts hereunder, in accordance with the terms hereof, shall operate to terminate this Agreement or the trusts hereunder or entitle any successor or transferee of Owner Participant to an accounting or to the transfer of it of legal title to any part of the Trust Estate.

Section 8.02 Power of Owner Trustee to Convey. Any assignment, sale, transfer or other conveyance by Owner Trustee of the interest of Owner Trustee in the Aircraft or any part thereof made pursuant to the terms of this Agreement or any Lease shall bind Owner Participant and shall be effective to transfer or convey all right, title and interest of Owner Trustee and Owner Participant in and to the Aircraft or such part thereof. No permitted purchaser or other permitted grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance or as to the application of any sale or other proceeds with respect thereto by Owner Trustee.

Section 8.03 Trust Agreement for Benefit of Certain Parties Only. Nothing herein, whether expressed or implied, shall be construed to give any person other than Owner Trustee and Owner Participant any legal or equitable right, remedy or claim under or in respect of this Agreement; but this Agreement shall be held to be for the sole and exclusive benefit of Owner Trustee and Owner Participant.

Section 8.04 Notices. Unless otherwise expressly provided herein, all notices, instructions, demands and other communications hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, postage prepaid and return receipt requested, or sent by facsimile transmission, with a confirming copy sent by air mail, postage prepaid, and the date of personal delivery or facsimile transmission or 7 business days after the date of mailing (other than in the case of the mailing of a confirming copy of a facsimile transmission), as the case may be, shall be the date of such notice, in each case addressed:

(i)	if to the Owner Trustee, to

Wells Fargo Trust Company, National Association

299 South Main Street, 5th Floor

MAC: U1228-051

Salt Lake City, Utah 84111

Attention: Corporate Trust Department

Fax: +1 801 246-7142

Email: ctsleasegroup@wellsfargo.com

[Third Trust Assignment and Assumption Agreement (MSN 30241)]

(ii)	if to the Owner Participant, to

Contrail Aviation Leasing, LLC

435 Investment Court

Verona, Wisconsin 53593

Attention: Joe Kuhn

Fax: +1 808 848-8101

Email: joe@contrail.com

Section 8.05 Co-Trustee and Separate Trustees. If at any time it shall be necessary or prudent in order to conform to any law of any jurisdiction in which all or any part of the Trust Estate is located, or Owner Trustee being advised by counsel shall determine that it is so necessary or prudent in the interest of Owner Participant or Owner Trustee, or Owner Trustee shall have been directed to do so by Owner Participant, Owner Trustee and Owner Participant shall execute and deliver an agreement supplemental hereto and all other instruments and agreements necessary or proper to constitute another bank or trust company or one or more persons (any and all of which shall be a Citizen of the United States) approved by Owner Trustee and Owner Participant, either to act as co-trustee jointly with Owner Trustee, or to act as separate trustee hereunder (any such co-trustee or separate trustee being herein sometimes referred to as "additional trustee"). In the event Owner Participant shall not have joined in the execution of such agreements supplemental hereto within 10 days after the receipt of a written request from Owner Trustee so to do, or in case an event of default, as defined in any Lease, shall have occurred and be continuing, Owner Trustee may act under the foregoing provisions of this Section 8.05 without the concurrence of Owner Participant; and Owner Participant hereby appoints Owner Trustee its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 8.05 in either of such contingencies.

Every additional trustee hereunder shall, to the extent permitted by law, be appointed and act, and Owner Trustee and its successors shall act, subject to the following provisions and conditions:

(a)     all powers, duties, obligations and rights conferred upon Owner Trustee in respect of the custody, control and management of moneys, the Aircraft or documents authorized to be delivered hereunder or under any Lease shall be exercised solely by Owner Trustee;

(b)    all other rights, powers, duties and obligations conferred or imposed upon Owner Trustee shall be conferred or imposed upon and exercised or performed by Owner Trustee and such additional trustee (U.S. citizen) jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (including the holding of title to the Trust Estate) Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such additional trustee;

[Third Trust Assignment and Assumption Agreement (MSN 30241)]

(c)     no power given to, or which it is provided hereby may be exercised by, any such additional trustee shall be exercised hereunder by such additional trustee, except jointly with, or with the consent in writing of, Owner Trustee;

(d)     the Owner Trustee shall not have any responsibility or liability relating to such appointment of a separate or co-trustee, and no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

(e)    Owner Participant, at any time, by an instrument in writing may remove any such additional trustee. In the event that Owner Participant shall not have executed any such instrument within 10 days after the receipt of a written request from Owner Trustee so to do, Owner Trustee shall have the power to remove any such additional trustee without the concurrence of Owner Participant; and Owner Participant hereby appoints Owner Trustee its agent and attorney-in-fact for it in such connection in such contingency; and

(f)     no appointment of, or action by, any additional trustee will relieve the Owner Trustee of any of its obligations under, or otherwise affect any of the terms of, this Agreement or any Lease.

Section 8.06 Situs of Trust; Applicable Law; Jurisdiction. The Trust has been accepted by Owner Trustee and will be administered in the State of Utah. The validity, construction and enforcement of this Agreement shall be governed by the laws of the State of Utah without giving effect to principles of conflict of law. Owner Participant submits to the non- exclusive jurisdiction of any state or federal court sitting in Salt Lake County, Utah in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. If any provision of this Agreement shall be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective, provided that such remaining provisions do not increase the obligations or liabilities of Owner Trustee.

Section 8.07 Amendment. This Agreement may not be amended, modified, supplemented, or otherwise altered except by an instrument in writing signed by the parties thereto. In connection with any such amendment or supplement, Owner Trustee shall be paid or reimbursed all fees and expenses incurred by Owner Trustee, pursuant to the terms of Section 3.08.

Section 8.08 Successors and Assigns. In accordance with the terms hereof, this Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and permitted assigns, including any successive holder of all or any part of Owner Participant's interest in the Trust Estate.

Section 8.09 Headings. The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

[Third Trust Assignment and Assumption Agreement (MSN 30241)]

Section 8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

Section 8.11 Force Majeure. Owner Trustee shall not be responsible or liable to Owner Participant, any Lessee or any other person hereunder for failure or delay in performance of this Agreement due to any war, fire, accident or other casualty, or any labor disturbance or act of God or the public enemy, or any other contingency beyond Owner Trustee’s reasonable control.

Section 8.12 Waiver of Trial by Jury. EACH PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF. EACH PARTY AGREES THAT THIS SECTION 8.12 IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND EACH OF THE OTHER TRANSACTION DOCUMENTS AND ACKNOWLEDGES THAT THE OTHER PARTIES WOULD NOT HAVE ENTERED INTO THIS AGREEMENT AND CONSUMMATED THE TRANSACTIONS CONTEMPLATED HEREBY IF THIS SECTION 8.12 WERE NOT PART OF THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS.

ARTICLE 9

CERTAIN LIMITATIONS

Section 9.01 Limitations on Control, Exceptions.

(a)     Limitation on Control. Notwithstanding any other provision of this Agreement, but subject to paragraph (b) of this Section 9.01, the Owner Participant will have no rights or powers to direct, influence or control the Owner Trustee in the performance of the Owner Trustee's duties under this Agreement, including matters involving the ownership and operation of the Aircraft. The Owner Trustee shall exercise its duties under this Agreement in connection with matters involving the ownership and operation of the Aircraft, as the Owner Trustee, in its discretion, shall deem necessary to protect the interests of the United States, notwithstanding any countervailing interest of any foreign power which, or whose citizens, may have a direct or indirect interest in the Owner Participant and any such action by the Owner Trustee shall not be considered malfeasance or in breach of any obligation which the Owner Trustee might otherwise have to the Owner Participant; provided, however, that subject to the foregoing limitations, the Owner Trustee shall exercise this discretion in all matters arising under the Agreement, including the ownership and operation of the Aircraft with due regard for the interests of the Owner Participant. In exercising any of its rights and duties under this Agreement in connection with matters which may arise not relating to the ownership and operation of the Aircraft, the Owner Trustee shall be permitted to seek the advice of the Owner Participant before taking, or refraining from taking, any action with respect thereto. To the extent that the Owner Trustee takes any action or inaction in accordance with any written instruction and/or advice of the Owner Participant given or in exercising its discretion under this Article 9, such action or inaction shall not be deemed to be gross negligence or willful misconduct. The Owner Trustee shall notify the Owner Participant of its exercise of rights and duties under this Agreement in connection with matters involving the ownership and operation of the Aircraft.

[Third Trust Assignment and Assumption Agreement (MSN 30241)]

(b)     Certain Exceptions. Subject to the requirements of the preceding paragraph (a), the Owner Trustee agrees that it will not, without the prior written consent of the Owner Participant, sell, mortgage, pledge or otherwise dispose of the Aircraft or other assets held in the Trust Estate relating thereto or amend any Lease or other document (other than a document over which the Owner Trustee has the absolute and complete discretion established under Section 9.01(a) Limitation on Control of this Agreement) or give any consents thereunder except as otherwise expressly provided for herein.

(c)     Purpose. The purpose of this Section 9.01 is to assure that (i) the Aircraft shall be controlled with respect to such matters as are described in Section 9.01(a) of this Agreement by a Citizen of the United States and (ii) the Owner Participant shall have no power to influence or control the exercise of the Owner Trustee's authority with respect to such matters and (iii) Owner Trustee shall be able to give the affidavit required by Section 47.7 (c) (2) (iii) of the Federal Aviation Regulations. Section 9.01 shall be construed in furtherance of the foregoing purpose; provided, however, that this Article 9 shall be ignored and given no force or effect (i) if Owner Participant determines it meets the requirements for a Citizen of the United States and both Owner Participant and Owner Trustee file with the FAA the affidavits required by Section 47.7(c)(2)(ii) of the Federal Aviation Regulations, 14 C.F.R. §47.7(c)(2)(ii) or (ii) during periods when the Aircraft has been registered in a non-United States jurisdiction and a de-registration telex has been issued by the FAA in connection with the re-registration of the Aircraft in such non-United States registration.

Section 9.02 General. Notwithstanding anything to the contrary in this Agreement, the Owner Trustee and the Owner Participant hereby agree as follows:

If persons who are neither U.S. citizens or resident aliens have the power to direct or remove the Owner Trustee, either directly or indirectly through the control of another person, those persons together shall not have more than twenty five (25%) percent of the aggregate power to direct or remove the Owner Trustee.

Section 9.03 Priority. In creating and accepting the Trust, Owner Participant and Owner Trustee each acknowledges that in case of conflict, the limitations in Article 9 of this Agreement are paramount and superior to any other terms and conditions in this Agreement; or in any other document or documents including without limitation, under a Lease or an Operating Agreement to which Owner Participant and Owner Trustee are a party in respect of the Trust. It is understood and agreed by the parties hereto that nothing in this Agreement shall relieve any of the Owner Participant, the Owner Trustee or any other Person of any obligation to comply with any law rule or regulation of any governmental authority with respect to the ownership and operation of the Aircraft.

[Third Trust Assignment and Assumption Agreement (MSN 30241)]

ARTICLE 10

COMPLIANCE WITH LAWS

Section 10.01 Covenant to Comply with Export Restrictions and U.S. Laws. Owner Participant acknowledges that the Aircraft may be subject to restrictions involving the export and re-export of the same pursuant to the laws and regulations of the United States, that the laws and regulations of the United States restrict the transfer of any interest in the Aircraft to certain persons (collectively, the “Export Restrictions”) and that such Export Restrictions may apply to the Aircraft even after the Aircraft has been physically removed or transferred from the United States. Owner Participant also acknowledges that the Owner Trustee, as a U.S. regulated financial institution, is subject to the laws and regulations of the United States, including, without limitation, those promulgated by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC) and the Financial Crimes Enforcement Network (FinCEN) (collectively, the “U.S. Laws”). Owner Participant agrees that it will comply with, and will not knowingly permit the Aircraft to be used in a manner that is contrary to, Export Restrictions and U.S. Laws applicable to (1) the Owner Participant; (2) the Owner Trustee; or (3) the Aircraft, including the acquisition, possession, operation, use, maintenance, leasing, subleasing, or other transfer or disposition thereof.

Section 10.02 Approval of Transfer. Owner Participant agrees that it will not permit the assignment of this Agreement, any transfer of the beneficial interest of the Owner Participant created by this Agreement, or a lease or sublease of the Aircraft (collectively, a “Transfer”) without Owner Trustee’s prior written approval of such Transfer. Owner Trustee shall not unreasonably delay its decision on a request for approval from Owner Participant nor shall it unreasonably withhold its approval to such request. To facilitate Owner Trustee’s evaluation of the Transfer, Owner Participant agrees that it will use reasonable efforts to provide Owner Trustee with any information reasonably requested by the Owner Trustee regarding the Transfer, the proposed transferee and/or the ownership of the proposed transferee. Owner Trustee’s decision to approve or disapprove the proposed Transfer shall not be deemed to have been unreasonably delayed if Owner Trustee has not obtained the information it needs to make the decision, and Owner Trustee’s approval of the proposed Transfer shall not be deemed to have been unreasonably withheld if Owner Trustee has determined that the Transfer will or may reasonably be expected to put Owner Trustee at risk of violating any laws or regulations applicable to Owner Trustee including, without limitation, the Export Restrictions and/or U.S. Laws. If Owner Trustee withholds approval of a Transfer as set forth herein, then: (i) subject to the terms of this Agreement, Owner Trustee may resign; and (ii) Owner Trustee shall have no obligation to consent to or facilitate a Transfer while Owner Trustee’s resignation is pending.

Section 10.03 KYC Checks. Owner Participant agrees that it will, promptly upon the Owner Trustee’s request, supply to the Owner Trustee any documentation or other evidence that is reasonably required by the Owner Trustee to carry out and be satisfied with the results of all applicable "know your customer" checks.

(The remainder of this page intentionally left blank)

[Third Trust Assignment and Assumption Agreement (MSN 30241)]

IN WITNESS WHEREOF, Owner Trustee and Owner Participant have caused this Agreement to be duly executed all as of the date first above written.

OWNER PARTICIPANT: Contrail Aviation Leasing, LLC By:/s/ Joseph G. Kuhn Title: CEO OWNER TRUSTEE: Wells Fargo Trust Company, National Association By: /s/ Hillary Pavia Title: Vice President

[Third Trust Assignment and Assumption Agreement (MSN 30241)]